INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT

         AGREEMENT made the ___ day of _____ 2002, by and between EVERGREEN Hedged SPECIALISTS FUND, LLC, a Delaware limited liability company (the "Fund") and Evergreen INVESTMENT MANAGEMENT COMPANY, LLC a Delaware limited liability company (the "Adviser").

         WHEREAS, the Fund and the Adviser wish to enter into an Agreement setting forth the terms on which the Adviser will perform certain services for the Fund.

         THEREFORE, in consideration of the promises and the mutual agreements hereinafter contained, the Fund and the Adviser agree as follows:

         1. (a) The Fund hereby employs the Adviser to manage and administer the operation of the Fund, to supervise the provision of the services to the Fund by others, and to manage the investment and reinvestment of the assets of the Fund in conformity with the Fund's investment objectives and restrictions as may be set forth from time to time in the Fund's then current prospectus and statement of additional information, if any, and other governing documents, all subject to the supervision of the Board of Directors of the Fund, for the period and on the terms set forth in this Agreement. The Adviser hereby accepts such employment and agrees during such period, at its own expense, to render the services and to assume the obligations set forth herein, for the compensation provided herein. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.




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         2. In executing portfolio  transactions for the Fund, the Adviser shall place all orders for the purchase and sale of portfolio securities for the account of the Fund directly with the issuer, or with any broker-dealers selected by the Adviser, in accordance with applicable policies expressed in the Fund's Registration Statement and in accordance with any applicable legal requirements. Without limiting the foregoing, the Adviser will use its best efforts to seek best execution on behalf of the Fund. In assessing the best execution available for any transaction, the Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer, and the reasonableness of the commission, if any (all for the specific transaction and on a continuing basis). In evaluating the best execution available, and in selecting the broker-dealer to execute a particular transaction, the Adviser may also consider the brokerage and research services (as those terms are used in Section 28(e) of the Securities Exchange Act of 1934 (the "1934 Act")) provided to the Fund and/or other accounts over which the Adviser or an affiliate of the Adviser exercises investment discretion. The Adviser is authorized to pay a broker-dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker-dealer would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised.

         3. The Adviser, at its own expense, shall furnish to the Fund office space in the offices of the Adviser or in such other place as may be agreed upon by the parties from time to time, all necessary office facilities, equipment and personnel in connection with its services hereunder, and shall arrange, if desired by the Fund, for members of the Adviser's organization to serve without salaries from the Fund as officers or, as may be agreed from time to time, as agents of the Fund. The Adviser assumes and shall pay or reimburse the Fund for:

         (a) the compensation (if any) of the Directors of the Fund who are affiliated with the Adviser or with its affiliates, or with any adviser retained by the Adviser, and of all officers of the Fund as such; and

     (b) all expenses of the Adviser incurred in connection with its services hereunder.

         The Fund assumes and shall pay all other expenses of the Fund, including, without limitation:

     (a) all charges and expenses of any custodian or depository appointed by the Fund for the safekeeping of the cash, securities and other property of the Fund;

     (b) all charges and expenses for bookkeeping and auditors;

     (c) all charges and expenses of any transfer agents and registrars appointed by the Fund;

     (d) all fees of all Directors of the Fund who are not affiliated with the Adviser or any of its affiliates, or with any adviser retained by the Adviser;

     (e) all brokers' fees,  expenses,  and  commissions  and issue and transfer
taxes  chargeable  to  the  Fund  in  connection  with  transactions   involving
securities and other property to which the Fund is a party;

     (f) all costs and expenses of distribution of shares of the Fund;

     (g) all taxes and fees payable by the Fund to Federal, state, or other governmental agencies;

     (h) all costs of certificates representing units of the Fund;


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         (i) all fees and  expenses  involved  in  registering  and  maintaining registration of the Fund with the Securities and Exchange Commission (the "Commission") and with state agencies, including, without limitation, the
preparation  and  printing  of  registration   statements,   prospectuses,   and
statements of additional information for filing with the Commission and other authorities;

     (j)  expenses  of  preparing,   printing,   and  mailing  prospectuses  and
statements of additional information to members of the Fund;

     (k) all expenses of members' and Directors' meetings and of preparing, printing, and mailing notices, reports, and proxy materials to members of the Fund;

     (l) all charges and expenses of legal counsel for the Fund and for Directors of the Fund in connection with legal matters relating to the Fund, including, without limitation, legal services rendered in connection with the Fund's existence and financial structure and relations with its members, issues of securities, expenses which the Fund has herein assumed, whether customary or not, and extraordinary matters, including, without limitation, any litigation involving the Fund, its Directors, officers, employees, or agents;

     (m) all charges and expenses of filing annual and other reports with the Commission and other authorities; and

     (n) all extraordinary expenses and charges of the Fund.

         In the event that the Adviser provides any of these services or pays any of these expenses, the Fund will promptly reimburse the Adviser therefor.

         The services of the Adviser to the Fund are not to be deemed exclusive, and the Adviser shall be free to render similar services to others.

     4. As compensation for the Adviser's services to the Fund during the period of this Agreement, the Fund will pay to the Adviser: (i) an annual fee (the "Adviser Fee") equal to 2.00% per annum (50% per quarter) of the net assets of the Fund determined as of the last business day of each quarter. The Adviser Fee will be payable quarterly in arrears. The first and final quarterly installments of the Adviser Fee will be payable after the end of the first quarter during which the Fund first accepts subscriptions (in the case of the first quarterly fee), or the month during which the Fund ceases to exist (in the case of the final quarterly fee), and in either case will be prorated for the actual number of days in such quarter.

         5. The Adviser may enter into an agreement to retain, at its own expense, a firm or firms ("Sub-Adviser") to provide the Fund with some or all of the services to be provided by the Adviser hereunder, if such agreement is approved as required by law. Such agreement may delegate to such Sub-Adviser some or all of Adviser's rights, obligations, and duties hereunder.



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         6. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection  with the  performance
of  this  Agreement,   except  a  loss  resulting  from  the  Adviser's  willful
misfeasance, bad faith, gross negligence, or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, Director, partner, employee, or agent of the Adviser, who may be or become an officer, Director, employee, or agent of the Fund, shall be deemed, when rendering services to the Fund or acting on any business of the Fund (other than services or business in connection with the Adviser's duties hereunder), to be rendering such services to or acting solely for the Fund and not as an officer, Director, partner, employee, or agent or one under the control or direction of the Adviser even though paid by it.

         7. The Fund shall cause its books and accounts to be audited at least once each year by a reputable independent public accountant or organization of public accountant or organization of public accountants who shall render a report to the Fund.

         8. Subject to and in accordance with the Limited Liability Company Agreement of the Fund, the governing documents of the Adviser and the governing documents of any Sub-Adviser, it is understood that Trustees, Directors, officers, agents and shareholders of the Fund or any Adviser are or may be interested in the Adviser (or any successor thereof) as Directors and officers of the Adviser or its affiliates, as stockholders of Wachovia Corporation or otherwise; that Directors, officers and agents of the Adviser and its affiliates or stockholders of Wachovia Corporation are or may be interested in the Fund or any Adviser as Trustees, Directors, officers, shareholders or otherwise; that the Adviser (or any such successor) is or may be interested in the Fund or any Sub-Adviser as a security holder, or otherwise; and that the effect of any such adverse interests shall be governed by the Limited Liability Company Agreement of the Fund, governing documents of the Adviser and governing documents of any Sub-Adviser.

         9. This Agreement shall continue in effect for two years from the date set forth above and after such date (a) such continuance is specifically approved at least annually by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Fund, and (b) such renewal has been approved by the vote of the majority of Directors of the Fund who are not interested persons, as that term is defined in the Investment Company Act of 1940 (the "1940 Act"), of the Adviser or of the Fund, cast in person at a meeting called for the purpose of voting on such approval.



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         10. On sixty days' written notice to the Adviser, this Agreement may be terminated at any time without the payment of any penalty by the Board of Directors of the Fund or by vote of the holders of a majority of the outstanding voting securities of the Fund; and on sixty days' written notice to the Fund, this Agreement may be terminated at any time without the payment of any penalty by the Adviser with respect to the Fund. This Agreement shall automatically terminate upon its assignment (as that term is defined in the 1940 Act). Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postage prepaid, to the other party at the main office of such party.

         11. This Agreement may be amended at any time by an instrument in writing executed by both parties hereto or their respective successors, provided that with regard to amendments of substance such execution by the Fund shall have been first approved by the vote of the holders of a majority of the outstanding voting securities of the Fund and by the vote of a majority of Directors of the Fund who are not interested persons (as that term is defined in the 1940 Act) of the Adviser, any predecessor of the Adviser, or of the Fund, cast in person at a meeting called for the purpose of voting on such approval. A "majority of the outstanding voting securities" of the Fund shall have, for all purposes of this Agreement, the meaning provided therefore in the 1940 Act.

         12. Any compensation payable to the Adviser hereunder for any period other than a full year shall be proportionately adjusted.

         13. The provisions of this Agreement shall be governed, construed, and enforced in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles.





         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                        EVERGREEN HEDGED SPECIALISTS FUND, LLC

                                        By:
                                           -----------------------------
                                           Name:
                                           Title:


                                        EVERGREEN INVESTMENT
                                        MANAGEMENT COMPANY, LLC

                                       By:
                                          ------------------------------
                                           Name:
                                           Title:


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